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                                                                    EXHIBIT 23.1

            Consent of Independent Registered Public Accounting Firm

         We hereby consent to the incorporation by reference of our report dated July 2, 2004 in the Annual Report on Form 10-K for the year ending May 31, 2004, in RPM International Inc.'s Registration Statements on Form S-3 (Reg. No. 333-108647) and Forms S-8 (Reg. Nos. 33-32794, 1989 Stock Option Plan; 333-35967
and 333-60104, 1996 Stock Option Plan; 333-101512, Deferred Compensation Plan; 333-101501, 401(k) Trust and Plan and Union 401(k) Retirement Savings Trust and Plan; and 333-117581, 2003 Restricted Stock Plan for Directors).

                                             /s/ Ciulla, Smith & Dale, LLP
                                             -----------------------------
                                             Ciulla, Smith & Dale, LLP
August 16, 2004